Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-153139, 333-87944, 333-27973, and 333-128959 on Form S-8 of our report dated August 17, 2010, relating to the consolidated financial statements and financial statement schedule of Schiff Nutrition International, Inc., appearing in this Annual Report on Form 10-K of Schiff Nutrition International, Inc. for the year ended May 31, 2010.

DELOITTE & TOUCHE LLP
Salt Lake City, Utah

August 17, 2010